UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COLLECTIVE MINING LTD.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 South Biscayne Boulevard, Suite 2210 Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Collective Mining Ltd. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common shares, without par value (the “Common Shares”) from NYSE American LLC (“NYSE American”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects that the listing and trading of the Common Shares on NYSE American will end at market close on August 10, 2026, and that trading will begin on the Nasdaq at market open on August 11, 2026.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Shares of the Registrant to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Structure”, as it relates to the Registrant’s Common Shares, in the Registrant’s annual report filed as Exhibit 99.1 to the Registrant’s Annual Report for the year ended December 31, 2025 on Form 40-F (File No. 001-42170) filed with the Commission on March 31, 2026, which information is incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLLECTIVE MINING LTD.
Date: August 10, 2026
	By:	/s/ Paul Begin
	Name:	Paul Begin
	Title:	Chief Financial Officer and Corporate Secretary

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